UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: December 3, 2007


                       USA SUPERIOR ENERGY HOLDINGS, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



             Nevada                   333-117114             30-0220588
--------------------------------  ----------------  ----------------------------
(State or other jurisdiction of  (Commission File   (IRS Employer Identification
           incorporation)                Number)                  Number)


               1726 Augusta Drive, Suite 105, Houston, Texas 77057
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                  (832)251-3000
                                  -------------
               Registrant's telephone number, including area code




         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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 SECTION 3  SECURITIES AND TRADING MARKETS

Item 3.02         Unregistered Sales of Equity Securities
---------------------------------------------------------

On December 3, 2007, USA Superior Energy Holdings, Inc. ("the Company") signed a Settlement and General Release Agreement (the "Agreement") with Golden Gate Investors, Inc., ("Golden Gate"), which settles the previously announced $2.5 Million Secured Convertible Debenture ("the Debenture") from the Company to Golden Gate. The Company paid $200,000 cash and issued a $625,000 Convertible Debenture to Golden Gate.

The Debenture to Golden Gate expires on November 30, 2010 and is immediately convertible into shares of the Company's common stock in increments. The Debenture has a conversion price based upon the lesser of 95% of the average of the 3 lowest volume weighted average prices during the 20 Trading Days prior to the conversion date. If the VWAP is below $.85 the Company shall have the right to prepay that portion of the debenture converted plus any accrued and unpaid interest @ 110% of the conversion amount.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                 USA SUPERIOR ENERGY HOLDINGS, INC.



                                 By:/s/ G. Rowland Carey
                                    --------------------
                                        G. Rowland Carey,
                                        President and
                                        Chief Executive Officer


 Date: December 3, 2007